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                                                                  Exhibit 3.39.2

                                    BY-LAWS

                                       OF

                      FAYETTEVILLE MOTEL ENTERPRISES, INC.

                              ARTICLES I - OFFICES

Section 1. Principal Office: The principal office of the corporation shall be located at 100 S. Corcoran Street, Durham, North Carolina.

Section 2. Registered Office: The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3. Other Offices: The corporation may have offices at such other place, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

                      ARTICLE II - MEETING OF SHAREHOLDERS

Section 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings: The annual meetings of shareholders shall be held at 11:00 A.M., on the First Tuesday in July of each year, if not a legal holiday, for the purpose of electing Directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Substitute Annual Meetings: If the annual meeting shall not be held on the day designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings: Special meetings of the shareholders may be called at any time by the President, Secretary of Board of Directors of the corporation, or by any shareholder pursuant to the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

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Section 5.  Notice of Meetings: Written or printed notice stating the time and place of the meeting shall he delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

            In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of The North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

            When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall he given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6. Voting Lists: At least ten days before each meeting of shareholders, the secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meetings, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7. Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

            The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a


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            consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept in the Corporate Minute Book.

                            ARTICLE III - DIRECTORS

Section 1. General Powers: The business and affairs of the corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these By-Laws.

Section 2. Number, Term and Qualifications: The number of Directors of the corporation shall be four. Each Director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3. Election of Directors: Except as provided in Section 6 of this Article, the Directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

Section 4. Cumulative Voting: Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are Directors to be elected and for whose election, he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the Directors starts, his intention so to vote cumulatively; and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

Section 5. Removal: Director, may he removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors. However, unless the entire board is removed, an individual Director may not be removed if the number of shares voting against the removal would be sufficient to elect a Director if such shares were voted cumulatively at an annual election. If any Directors are a removed, new Directors may be elected at the same meeting.


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Section 6.  Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

Section 7. Chairman: There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 8. Compensations: The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board.

Section 9. Executive Committee: The Board of Directors may, by resolution adopted by a majority of the number of Directors fixed by these By-Laws, designate two or more Directors to constitute an Executive Committee, which committee to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors in the management of the corporation.

                       ARTICLE IV - MEETINGS OF DIRECTORS

Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. Such meetings may be held either within or without the State of North Carolina.

Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

            The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

            Attendance by a Director at a meeting shall constitute a waiver


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            of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4. Quorum: A majority of the Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5. Manner of Acting: Except as otherwise provided in this section, the act of the majority of the Directors present at meeting which a quorum is present shall be the act of the Board Directors.

            The vote of a majority of the number of Directors fixed by these By-Laws shall be required to adopt a resolution constituting an Executive Committee. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a By-Law, or to adopt a resolution dissolving the corporation without action by the shareholders. Vacancies in the Board of Director may be filled as provided in Article III, Section 6, of these By-Laws.

Section 6. Informal Action by Directors: Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

                               ARTICLE V - OFFICERS

Section 1. Number: The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Election and Term: The officers of the corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Compensation: The compensation of all officers of the corporation shall be fixed by the Board of Directors.


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Section 5.  President: The President shall be the principal executive officer of the corporation, and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation in accordance with these By-Laws.

            He shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. Vice-Presidents: The Vice-Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 7. Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and Directors. He shall give all notices required by law and by these By-Laws. He shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

Section 8. Treasurer: The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and shall cause a true statement of its assets and liabilities as of the close of each fiscal year at of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation


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            within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

Section 9. Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 10. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                   ARTICLE VI - CONTRACTS, LOANS AND DEPOSITS

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.


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            ARTICLE VII - CERTIFICATE FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares - Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

            The stockholders of this corporation shall have pre-emptive rights in the issuance of all new shares of stock in this corporation. Before any stockholder may sell his share or shares of stock in this corporation, or any part of them, to any person not already a stockholder in this corporation, such stockholder shall offer such share or shares of stock in this corporation to one or more of the remaining stockholders at the same price which he proposes to sell such share or shares to a person not already a stockholder of this corporation. If such stockholder or stockholders to whom the share or shares of stock are offered refuse to purchase, the selling stockholder shall offer to other stockholders until all stockholders in the corporation have had an opportunity to purchase said stock; if none of the stockholders of this corporation elect to purchase such share or shares of stock at the price offered, the selling stockholder may then offer such share or shares to other persons, but not for a price, less than that quoted to other stockholders of this corporation; nor on more favorable terms than those offered to other stockholders of this corporation. It is the intent of this restriction that no stockholder shall sell his stock to a person not already a stockholder until every holder of stock in this corporation shall have had an opportunity to buy the stock belonging to the selling stockholder. A statement of this limitation on the sale of stock shall be written on each share of stock issued by this corporation.

Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representatives. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3. Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or


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            entitled to receive parent of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall he closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall he closed for at least ten days immediately preceding such meeting.

            In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

            If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the noting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4. Lost Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

                        ARTICLE VIII - GENERAL PROVISION

Section 1. Dividends: The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the term and conditions provided by law and by its charter.

Section 2. Seal: The corporate seal of the corporation shall consist of a circular impressed seal containing the name of the corporation around the outer area and the word "SEAL" and the year of formation in the inner area; and such seal as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.


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Section 3.  Waiver of Notice: Whenever any notice is required to be given to any shareholder or Director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall be from January 1 to December 31.

Section 5. Amendments: Except as otherwise provided herein, these By-Laws may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

            The Board of Directors shall have no power to adopt a By-Law (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive Committees; (3) increasing or decreasing the number of Directors; (4) classifying and staggering the election of Directors.

            No By-Law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.


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      Upon motions duly made and unanimously carried, the following Resolutions were enacted:

      RESOLVED FURTHER, That the officers of this corporation take immediate steps to do all things necessary and proper to commence business and operations, to carry out the purposes of this corporation as authorized by the Charter and the Laws of the State of North Carolina, and to that end all contracts necessary to be entered into shall be executed by the President in the name of the corporation, and where necessary to comply with the laws of North Carolina and otherwise where desirable or practicable, such contracts shall be sealed with the corporate seal and attested by the Secretary of the corporation.

      The President then presented to the meeting the question of taking advantage of the provisions of Section 1244 of the Internal Revenue Code of 1954. He noted that this section permits ordinary loss treatment when either the holder of Section 1244 stock sells or exchanges such stock at a loss or when such stock becomes worthless. After a discussion, the following preambles were stated and the following resolutions were unanimously adopted:

      Whereas Section 1244 of the Internal Revenue Code and the Regulations issued thereunder require that common stock of a corporation be issued pursuant to a written plan adopted by the Corporation after June 30, 1958, which plan must offer only such common stock during a period specified in the plan ending not later than two years after the date the plan is adopted, and

      Whereas Section 1244 and the Regulations issued thereunder further require that the plan must specifically state, in terms of dollars, the maximum amount to be received by the Corporation in consideration of the stock to be issued pursuant thereto and that such stock must be issued only for money or property (other than stock or securities), and

      Whereas this Corporation qualifies as a small business corporation as defined in Section 1244, and there is not unissued any portion of a prior offering of any of this Corporation's stock, and

      Whereas pursuant to the requirements of Section 1244 and the Regulations issued thereunder the following plan has been submitted to the Corporation by the Board of Directors of the Corporation:

                        "PLAN TO ISSUE SECTION 1244 STOCK

      "1. The plan as herein set forth upon its adoption by the Board of Directors of the Corporation shall become effective August 27, 1979.

      "2. As part of this Plan, the Corporation is authorized to offer and issue 100,000 shares of common stock, par value of $1.00 per share.

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      "3. The Corporation shall offer and issue such 100,000 shares of common stock from the date hereof to August 26, 1981 or to the date when the Corporation shall make a subsequent offering of any stock, whichever shall sooner occur.

      "4. During such period as set forth in Paragraph 3, the Corporation shall offer and issue only such common stock.

      "5. The maximum amount to be received by the Corporation in consideration of the stock to be issued pursuant to this plan shall be $1.00 per share.

      "6. Such common stock shall be issued only for money and other property (other than stock or securities).

      "7. Such other action shall be taken by the Corporation as shall qualify the stock offered and issued under this plan as 'Section 1244 stock,' as such term is defined in the Internal Revenue Code and the Regulations issued thereunder."

      Upon motion duly made, seconded, and unanimously carried, it was

      RESOLVED that the foregoing plan to issue Section 1244 stock be and the same is hereby adopted by the Corporation.

      FURTHER RESOLVED, that the proper officers of the Corporation be and they are hereby authorized, empowered, and directed to do and perform any and all acts and deeds necessary to carry out such plan.

      RESOLVED, That pursuant to the above resolution, stock of the corporation be issued to the following:

            SERVICO, INC., a Delaware corporation, 100 shares.

          There being no further business, the meeting was adjourned.

                                                    /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                                   Secretary

APPROVED:

/s/ [ILLEGIBLE]
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Director

/s/ [ILLEGIBLE]
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Director

/s/ [ILLEGIBLE]
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Director